UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

ZEO SCIENTIFIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”) and unless otherwise indicated, the terms “the Company,” “ZEO,” “we,” “us” and “our” refer to Zeo ScientifiX, Inc.

Item 8.01	Other Events.

ZEO has recently partnered with Physicians Group, LLC (“Physicians Group”), a multi-state provider organization that together with its affiliated entities operates 75 clinics and employees over 750 clinical personnel treating between 1500 – 2000 patients per month many of whom seek care for musculoskeletal conditions.

ZEO and Physicians Group intend to collaborate on future clinical trials that will focus on certain health indications commonly seen by Physicians Group’s doctors whereby ZEO’s products demonstrate greater therapeutic benefit than currently-available treatments.

“This partnership marks a pivotal moment for us,” reflected Ian Bothwell, Interim Chief Executive Officer and Chief Financial Officer at ZEO ScientifiX. “With Physicians Group’s support, we can take advantage of both our companies’ strengths. Physicians Group’s large network of doctors and its diverse patient population significantly increase the number of opportunities to advance our research objectives and provide our therapeutics to patients who may benefit. In addition, our partnership gives us access to highly informed and experienced clinicians as well as potentially qualified subjects for enrollment in ZEO’s planned clinical trials.”

ZEO’s research and development (R&D) product pipeline reflects the Company’s commitment to innovation and its mission to advance the use of biologic therapies to address the unmet needs of patients facing acute and chronic conditions in multiple areas.

ZEO recently completed successful Phase 1 clinical trials involving its flagship proprietary product, Zofin™. Now, the Company is actively seeking to launch Phase 2 trials of Zofin™ for several indications, along with clinical trials for other products in the Company’s pipeline. ZEO’s goal is to obtain FDA approval for the use of its products for the treatment of various diseases and chronic conditions.

Founded in Florida more than 25 years ago, today, Physicians Group operates nationally and has treated more than 150,000 patients earning a reputation for excellence in the treatment of neck, back, and extremity injuries.

“There are many reasons why ZEO ScientifiX was the right company for our partnership,” reflected Rob Adams, Chief Executive Officer at Physicians Group. “We have been extremely impressed by ZEO’s facilities, management team and strong commitment to research and science. Moreover, this partnership will offer our clinical team the opportunity to access leading-edge therapeutics to support the treatment of our patients.” According to Precedence Research, the regenerative medicine space is expected to grow to a nearly $175 billion market by 2032, with a projected growth rate of 22.8% annually.

Forward-Looking Statements

Certain statements contained in this Report, including those regarding the impact of the impact of the partnership with Physicians Group, should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward- looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. No assurances can be given that the Company will be successful in its research initiatives. In addition, no assurances can be given that our research initiatives will increase the price of our common stock to a level that is attractive to brokerage houses and institutional investors. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. Specific information included in this Report may change over time and may or may not be accurate after the date of the release. ZEO has no intention and specifically disclaims any duty to update the information in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024	ZEO SCIENTIFIX, INC.

	By:	/s/ Ian T. Bothwell
Ian T. Bothwell, Interim Chief Executive Officer and Chief Financial Officer

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